UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2016

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, the Board of Directors (the “Board”) of Hill International, Inc., a Delaware corporation (the “Company”), voted to appoint Craig L. Martin as an additional independent member of the Board, effective immediately. The initial term of Mr. Martin’s appointment will be from February 1, 2016 until the annual meeting of stockholders in 2018. Mr. Martin will serve on the Board’s Compensation Committee and Audit Committee.

Mr. Martin has nearly 45 years of experience in the international engineering and construction industry.  In December 2014, he retired as the President and Chief Executive Officer of Jacobs Engineering Group Inc., one of the world’s largest and most diverse providers of technical, professional, and construction services.  Mr. Martin became President of Jacobs in July 2002 and Chief Executive Officer in April 2006.  He also served as a member of Jacobs’ Board of Directors from 2002 until his retirement.  Before his promotion to President, Mr. Martin served in several positions, most recently as Jacobs’ Executive Vice President of Global Sales and Marketing.  Before he joined Jacobs in 1994, Mr. Martin worked in various roles at CRSS and Martin K. Eby Construction Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: February 4, 2016	Title:	Senior Vice President and General Counsel